EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-151843) pertaining to the Home BancShares, Inc. 401(k) Plan of our report dated June 19, 2012, with respect to the financial statements and supplemental schedule of the Home BancShares, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia

June 19, 2012